Exhibit 99.1

Purple Announces Significant Expansion of Commercial Relationship with Somnigroup

Agreements meaningfully increase Purple’s footprint in Mattress Firm stores nationwide and provide
Purple with strategic supply support from Tempur Sherwood

Bolsters Mattress Firm’s position as a multi-branded retailer offering customers more choice and value, while enabling Somnigroup to participate in Purple’s future success

Purple secures substantial new debt financing to support expansion with Mattress Firm and continued
investments in innovation and advertising

Lehi, UT, May 6, 2025 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the "World's First No Pressure™ Mattress," today announced that it has entered into an agreement with Somnigroup International, Inc. (NYSE: SGI) (“Somnigroup”) to significantly expand their commercial relationship. Under the terms of the agreement, Purple will materially increase its presence in Mattress Firm stores nationwide. Purple also executed a strategic supply agreement with Tempur Sherwood, LLC (“Sherwood”), a subsidiary of Tempur Sealy, further aligning Purple with the world’s largest bedding company and delivering meaningful value to both companies’ stakeholders.

Announcement Highlights

●	Mattress Firm will expand its showcasing of Purple products across its national store network from approximately 5,000 Purple mattress slots to a minimum of 12,000 Purple mattress slots

●	Sherwood will have the exclusive right to assemble certain product lines that Purple sells to Mattress Firm, while Purple will continue to manufacture its GelFlex Grid technology and retain all related Intellectual Property

●	Purple will grant Somnigroup a combined 8 million equity warrants at a strike price of $1.50

“Our expanded relationship with Somnigroup delivers myriad benefits to Purple and serves as a clear vote of confidence in our business from one of the most respected names in our industry,” said Rob DeMartini, CEO of Purple. “Mattress Firm has long been an important and valued relationship to Purple, and by broadening our retail footprint in Mattress Firm stores nationwide, we have an opportunity to generate meaningful top-line growth while bringing better sleep and health to customers across the country. These relationships, coupled with our new debt financing, provides Purple with increased financial flexibility to continue to invest behind innovation and consumer awareness while adding further durability to our business. We are excited to embark on this strengthened relationship with Somnigroup and look forward to the tremendous value it will create for our shareholders, customers, and all Purple stakeholders.”

“We are pleased to deepen our relationship with Purple, a brand that resonates with consumers and has brought innovation to the market,” said Scott Thompson, Chairman, President, and CEO of Somnigroup. “Offering more Purple premium mattresses in Mattress Firm stores across the country will help Mattress Firm further cement its position as a leading multi-branded retailer with a product suite to meet the full range of consumer preferences. Our expanded relationship with Purple underscores our strong conviction in its future success and the significant value we believe our comprehensive distribution and manufacturing capabilities can bring to its business. The Purple and Somnigroup teams look forward to working together to improve people's lives through better sleep.”

Expanded Distribution

Mattress Firm, the U.S.-based multi-branded mattress specialty retailer business unit of Somnigroup, will expand its Purple mattress offerings to all retail locations over the next several months. With Mattress Firm more than doubling the Purple products it showcases across its national store network, the number of dedicated Purple mattress slots in Mattress Firm stores will grow from approximately 5,000 to a minimum of 12,000. The mattress slots will be filled with Purple’s premium mattress lines, including The Purple Mattress, Purple Plus, and Exclusive Mattress Firm mattresses from the Restore and Rejuvenate lines.

As part of its distribution agreement, Purple will grant Somnigroup 8 million equity warrants at a strike price of $1.50 and a term of approximately 10 years. The equity warrants – which are for shares of Purple’s common stock – are consistent with the strike price of all other outstanding Purple equity warrants and do not carry any extraordinary governance rights. Somnigroup will not be on the Board of Directors of Purple.

Purple expects that its increased retail presence in Mattress Firm stores will generate at least $70 million in incremental annual revenue beginning in 2026.

Strategic Supply Support

Sherwood, the private label bedding manufacturer business unit of Somnigroup, will have the exclusive right to assemble certain product lines that Purple sells to Mattress Firm, while Purple will continue to manufacture its GelFlex Grid technology and retain all related Intellectual Property.

Substantial New Financing

Purple also announced that it has received an incremental $20.0 million from existing lenders pursuant to an amendment to its existing credit agreement, bringing the total principal commitment to $100.0 million. The new financing will support Purple’s continued investments in product innovation and advertising. As with the existing term loan, the increased amount includes the ability to PIK interest. In connection with the incremental borrowings, Purple issued to the lenders approximately 6.6 million equity warrants at a strike price of $1.50 and a term of approximately 10 years.

About Purple

Purple is an innovation-led creator of mattresses and pillows, and the originator of pain-relieving GelFlex Grid® technology — the most significant advancement in sleep science for decades. This unique, proprietary feature of Purple products is proven to reduce aches and pains and provides superior pressure relief, temperature balance and responsiveness to movement. The result? Deep, uninterrupted sleep for every type of sleeper. Purple products, including mattresses, pillows, seat cushions, frames and more, can be found online at Purple.com, in over 55 Purple stores and in 3,000+ retailers nationwide.

About Somnigroup

Somnigroup (NYSE: SGI) is the world's largest bedding company, dedicated to improving people's lives through better sleep. With superior capabilities in design, manufacturing, distribution and retail, we deliver breakthrough sleep solutions and serve the evolving needs of consumers in more than 100 countries worldwide through our fully-owned businesses, Tempur Sealy, Mattress Firm and Dreams. Our portfolio includes the most highly recognized brands in the industry, including Tempur-Pedic®, Sealy® and Stearns & Foster®, Sleepy’s and our global omni-channel platform enables us to meet consumers wherever they shop, offering a personal connection and innovation to provide a unique retail experience and tailored solutions.

We seek to deliver long-term value for our shareholders through prudent capital allocation, including managing investments in our businesses. We are guided by our core value of Doing the Right Thing and committed to our global responsibility to protect the environment and the communities in which we operate. For more information, please visit www.somnigroup.com.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. Such forward-looking statements include statements relating to the commercial relationship with Somnigroup, the number of slots to be allocated to Purple and related number of stores, anticipated incremental revenue from the expanded Somnigroup commercial relationship, anticipated value for shareholders, customers, and all Purple stakeholders, and the durability of our business. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices and cost of labor; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in consumer demand, including pullbacks in consumer spending; disruptions to our manufacturing processes and supply chain; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2025, and in our other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Gasthalter & Co.

Amanda Shpiner/Sam Fisher

212-257-4170

Purple@gasthalter.com